As filed with the Securities and Exchange Commission on March 20, 2008

REGISTRATION STATEMENT NO. 333-142142

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 6 TO
REGISTRATION STATEMENT ON FORM SB-2
ON
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CARBIZ INC.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Ontario, Canada	7372	Not Applicable
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

7405 North Tamiami Trail
Sarasota, Florida 34243
(941) 952-9255
(Address and telephone number of Registrant’s principal executive offices)

Michael Robbins, Esq.	With a copy to:
Paul Lynch, Esq.	Peter V. Hogan, Esq.
Shumaker, Loop & Kendrick, LLP	Yaphett K. Powell, Esq.
101 East Kennedy Blvd., Suite 2800	Richardson & Patel LLP
Tampa, Florida 33672	10900 Wilshire Boulevard, Suite 500
Tel (813) 227-2230	Los Angeles, California 90024
Fax (813) 229-1660	Tel (310) 208-1182
(Name, address and telephone number of agent for service)	Fax (310) 208-1154

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

Special Note Regarding Combined Prospectus and Registration:

On November 2, 2005, Carbiz Inc. filed a registration statement on Form SB-2 to register 52,536,167 common shares by certain selling shareholders, which was deemed effective September 1, 2006, as amended, SEC File No. 333-129408 (the “2006 SB-2 Registration Statement”). As of the date of this registration statement on Form F-3, there are currently 52,229,902 shares available for resale by selling shareholders under the 2006 SB-2 Registration Statement.

On April 16, 2007, Carbiz Inc. filed a registration statement on Form SB-2 to register 31,316,745 common shares by certain selling shareholders; this registration statement on Form SB-2 has not yet been deemed effective, as amended, SEC File No. 333-142142 (the “2007 SB-2 Registration Statement”).

On or around September 2, 2007, Carbiz Inc. became eligible to register its securities under the Securities Act of 1933 using registration statements on Form F-3. On January 14, 2008, Carbiz Inc. filed a pre-effective amendment to the 2007 SB-2 Registration Statement on a Form F-3 to register 65,832,416 common shares (the “F-3 Registration Statement”). The F-3 Registration Statement contained a combined prospectus pursuant to Rule 429 of Regulation C of the Securities Act with respect to the 2006 SB-2 Registration Statement and the 2007 Registration Statement.

This filing further amends the F-3 Registration Statement to update certain information contained therein and contains a combined prospectus pursuant to Rule 429 of Regulation C of the Securities Act with respect to:

(1) the 2006 SB-2 Registration Statement (to which this registration statement on Form F-3 shall serve as Post-Effective Amendment No. 6 ), and

(2) the 2007 SB-2 Registration Statement (to which this registration statement on Form F-3 shall serve as Pre-Effective Amendment No. 6 ).

Special Note Regarding Registration Fees:

All fees for the registration of the common shares identified in this Form F-3 with respect to the registrant’s previously filed 2006 SB-2 Registration Statement and 2007 SB-2 Registration Statement were paid upon the initial filing of each registration statement covering such shares. No additional shares are registered hereby with respect to either the 2006 SB-2 Registration Statement or the 2007 SB-2 Registration Statement, and accordingly no additional fees are payable with respect to such shares.

______________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This amendment is being filed solely for the purpose of re-filing exhibits 5.1 and 23.2 to the amended registration statement which Carbiz filed on March 19, 2008.

PART II

Information Not Required in Prospectus

Item 8. Indemnification of Directors and Officers.

          Subject to the limitations contained in the Business Corporation Act (Ontario), our bylaws provide that our directors and officers, former directors or officers, or a person who acts or acted at our request as a director or officer of another body corporate of which we are or were a shareholder or creditor, and all of their heirs and legal representatives, shall be indemnified against all costs, charges and expenses reasonably incurred by such persons in connection with the defense of any civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having held such positions, provided that the person seeking indemnity:

•	acted honestly and in good faith with a view to our best interests; and
•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

provided, however, that nothing in the bylaws relieves any director or officer from the duty to act in accordance with the Business Corporation Act (Ontario) and the regulations thereunder or from liability for any breach thereof.

Item 9. Exhibits.

          The exhibits filed with this registration statement or incorporated herein by reference are set forth on the Exhibit Index set forth elsewhere herein.

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided that with respect to a registration statement on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

     (5) That, for the purpose of determining liability under the Securities Act to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

           In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of the filing on Form F-3 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Sarasota, State of Florida, on March 20, 2008 .

CARBIZ INC.

By:	/s/ Carl Ritter
Carl Ritter, Chief Executive Officer

          Pursuant to the requirements of the Securities Act, this registration statement on Form F-3 has been signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date
*
Carl Ritter	Chief Executive Officer, Chairman and a Director	March 20, 2008
(Principal Executive Officer)

*
Richard Lye	President, Corporate Secretary and a Director	March 20, 2008

*
Stanton Heintz	Chief Financial Officer and a Director	March 20, 2008
(Principal Financial and Accounting Officer)

*
Ross Quigley	Director	March 20, 2008

*
Theodore Popel	Director	March 20, 2008

*
Christopher Bradbury	Director	March 20, 2008

*
Wallace Weylie	Director	March 20, 2008

*
Vernon Haverstock	Director	March 20, 2008

*
Gene Tomsic	Director	March 20, 2008

*
Brandon Quigley	Director	March 20, 2008

* /s/ Carl Ritter		March 20, 2008
Carl Ritter
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Carbiz Inc. in the United States on March 20, 2008 .

/s/ Carl Ritter
Carl Ritter, Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1(1)	Specimen of Common Share Certificate
4.2(1)	Specimen of Preferred Share Certificate
4.3(1)	Form of 5% Convertible Debenture (October 2004)
4.4(1)	Form of Amendment of Debenture Agreement
4.5(1)	Form of 5% Convertible Debenture (October 2005)
4.6(2)	Form of Class A Common Share Purchase Warrant
4.7(2)	Form of Class B Common Share Purchase Warrant
4.8(1)	Form of Agent’s First Common Share Purchase Warrant
4.9(1)	Form of Agent’s Second Common Share Purchase Warrant
4.10(1)	Investors’ Rights Agreement dated October 6, 2004 among Carbiz and certain investors
4.11(1)	Investors’ Rights Agreement dated October 6, 2005 among Carbiz and certain investors
4.12(2)	Form of 5% Convertible Debenture (April 2006)
4.13(4)	Form of Registration Rights Agreement among Carbiz and certain investors (September 2006)
4.14(4)	Form of Common Share Purchase Warrant (September 2006)
4.15(3)	Form of Secured Convertible Debenture (February 28, 2007)
4.16(3)	Registration Rights Agreement dated February 28, 2007 among Carbiz, and Trafalgar Capital Specialized Investment Fund, Luxembourg
4.17(3)	Form of Common Share Purchase Warrant (February 28, 2007)
4.18(5)	Form of Secured Convertible Debenture (August 31, 2007)
4.19(5)	Registration Rights Agreement dated August 31, 2007 among Carbiz, and Trafalgar Capital Specialized Investment Fund, Luxembourg
4.20(5)	Forms of Common Share Purchase Warrants (August 31, 2007)
4.21(6)	Form of Secured Convertible Debenture (September 26, 2007)
4.22(6)	Registration Rights Agreement dated September 26, 2007 among Carbiz, and Trafalgar Capital Specialized Investment Fund, Luxembourg
4.23(6)	Forms of Common Share Purchase Warrants (September 26, 2007)
4.24(6)	Forms of Replacement Common Share Purchase Warrants (February 28, 2007)
4.25(6)	Forms of Replacement Common Share Purchase Warrants (August 31, 2007)
4.26(6)	Forms of Convertible Debentures (October 2007)
4.27(6)	Forms of Common Share Purchase Warrants (October 2007)
5.1*	Legal Opinion of Harris + Harris LLP
23.1(8)	Consent of Christopher, Smith, Leonard, Bristow & Stanell, P.A.
23.2*	Consent of Harris + Harris LLP (Included as part of Exhibit 5.1)
23.3(8)	Consent of Moss Adams LLP
24.1(7)

Powers of Attorney for Carl Ritter, Richard Lye, Stanton Heintz, Ross Quigley, Theodore Popel, Christopher Bradbury, Wallace Weylie, Vernon Haverstock, Gene Tomsic and Brandon Quigley (Included on the signature pages to the registration statement)

* Filed herewith.
(1)	Previously filed with Form SB-2 on November 2, 2005 and incorporated by reference.
(2)	Previously filed with Form SB-2/A on June 30, 2006 and incorporated by reference.
(3)	Previously filed with Form 8-K on March 12, 2007 and incorporated by reference.
(4)	Previously filed with Form SB-2 on April 16, 2007 and incorporated by reference.
(5)	Previously filed with Form 8-K on September 14, 2007 and incorporated by reference.
(6)	Previously filed with Form 8-K on October 2, 2007 and incorporated by reference.
(7)	Previously filed with Form SB-2/A on January 14, 2008 and incorporated by reference.
(8)	Previously filed with Form F-3/A on March 19, 2008 and incorporated by reference.